Exhibit 99.1

NEWS RELEASE

For information, contact:

Media—Susan Moore (713) 309-4645

Investors—Doug Pike (713) 309-7141

Lyondell Reports First-Quarter 2005 Results

•	Lyondell reports net income of $254 million or 98 cents per share on a fully diluted basis

o	Increased product margins drive ethylene, co-products and derivatives segment operating income to $395 million

o	Propylene oxide and related products segment operating income increases by $122 million versus previous quarter

•	Debt reduction continues with the call of an additional $300 million

o	Total of $800 million called since August 2004

•	Millennium acquisition, including Equistar ownership, adds $71 million to quarterly net income

HOUSTON, April 28, 2005—Lyondell Chemical Company (NYSE: LYO) today announced net income for the first quarter 2005 of $254 million which equates to 98 cents per share on a fully diluted basis ($1.04 basic earnings per share). This compares to a net loss of $15 million, or 8 cents per share, for the first quarter 2004, and net income of $16 million, or 8 cents per share, for the fourth quarter 2004.

Table 1—Lyondell Earnings Summary (a)

Millions of dollars except per share amounts	1Q 2005	1Q 2004	4Q 2004(b)
Sales and other operating revenues	$4,446	$1,105	$2,395
Net income (loss)	254	(15)	16
Basic earnings (loss) per share	1.04	(0.08)	0.08
Diluted earnings (loss) per share (c)	0.98	(0.08)	0.08
Basic weighted average shares outstanding (millions)	244.5	176.5	200.5
Diluted weighted average shares outstanding (millions) (c)	259.8	176.5	207.7

(a)	Results include the operations of Equistar and Millennium prospectively from December 1, 2004. Prior to December 1, 2004, Lyondell’s 70.5% interest in Equistar was accounted for as an equity investment.
(b)	Fourth quarter 2004 results include a $64 million non-cash charge for purchased in-process research and development related to the acquisition of Millennium.

Lyondell Chemical Company

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(c)	Includes the dilutive effect of the convertible debentures and outstanding stock options and warrants.

Adjustments related to accounting for the acquisition of Millennium on November 30, 2004 did not significantly affect first-quarter 2005 net income. Both the first quarter 2005 and the fourth quarter 2004 include $12 million of charges related to the early retirement of Lyondell debt.

“After significant fourth-quarter price increases, the first quarter was characterized by steady pricing in the ethylene and ethylene derivative areas and, consequently, continued strong margins,” said Dan F. Smith, president and CEO of Lyondell Chemical Company. “Similarly, refining margins remained strong while propylene oxide and derivatives and inorganic chemicals margins continued to increase. With the exception of some slowing in ethylene derivatives sales, first-quarter sales volumes remained strong at the nearly sold-out levels established during the fourth quarter. The strength of the business is evident in our financial results as Lyondell generated $254 million of first-quarter net income compared to $54 million during the entire year of 2004. Consistent with these results, our commitment to debt reduction remains on track, as demonstrated by our call of an additional $300 million of debt during the quarter.”

OUTLOOK

Business conditions continue to be positive for the majority of Lyondell’s products and the company continues to benefit from the competitive advantage provided by its crude oil-based ethylene facilities. Thus far in the second quarter, Lyondell has benefited from the expected seasonal improvement in its MTBE and titanium dioxide products and continued improvement in the propylene oxide chain. Scheduled maintenance activity at LYONDELL-CITGO Refining (LCR) is expected to adversely affect LCR’s second-quarter operating income by $30 million to $50 million.

“Supply/demand fundamentals remain strong for the industry and, although some product prices have come off of the highs reached in the first quarter, they remain above average fourth-quarter prices. Despite minor bumps in the road, we expect the year to show continued strengthening across the breadth of our product portfolio. Our view of industry fundamentals and our belief in the strength of the cyclical recovery are unaltered. Our strategy and focus on debt reduction remain unchanged,” said Smith.

Lyondell Chemical Company

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LYONDELL BUSINESS RESULTS DISCUSSION BY REPORTING SEGMENT

Lyondell’s operations are reported in four segments: 1) Ethylene, co-products and derivatives; 2) Propylene oxide (PO) and related products; 3) Inorganic chemicals; and 4) Refining, which consists of Lyondell’s 58.75 percent ownership of LCR, a joint venture with CITGO Petroleum Corp.

Ethylene, Co-products and Derivatives Segment—The primary products of this segment are ethylene, ethylene co-products (propylene, butadiene, benzene and toluene) and derivatives of ethylene (polyethylene, ethylene oxygenates and vinyl acetate monomer or VAM). Lyondell acquired Millennium on November 30, 2004; Millennium’s acetyls products and its 29.5 percent interest in Equistar are included in this segment.

Table 2—Ethylene, Co-Products & Derivatives Financial Overview (a)

Millions of dollars	1Q 2005	1Q 2004	4Q 2004
Sales and other operating revenues	$2,974	$1,962	$2,816
Operating income	395	61	213
EBITDA (b)	486	136	290

(a)	The first quarter 2005 includes Millennium’s Acetyls business which had sales of $113 million and operating income of $18 million. For periods prior to January 1, 2005, the Ethylene, Co-Products and Derivatives information represents the historical operating results of Equistar on a 100% basis. See Table 6 for additional segment information.
(b)	See Table 9 for reconciliations of segment EBITDA to net income (loss) of Lyondell and Equistar, respectively.

The following discussion addresses business conditions independent of ownership.

1Q05 v. 4Q04—Ethylene and ethylene derivative product sales volumes decreased approximately 170 million pounds (or 5.5 percent) versus the fourth quarter 2004 primarily as a result of reduced polyethylene exports sales. In general, ethylene and ethylene derivative product prices averaged between 1 cent and 6 cents per pound higher than fourth-quarter average prices. Polyethylene and ethylene oxide experienced the largest increases. The exception to these increases was ethylene glycol, the price of which decreased by approximately 3 cents per pound. First-quarter results benefited as increased raw material costs were more than offset by co-product

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price increases. Acetyls results were relatively unchanged as higher prices largely offset lower sales volumes. Segment operating costs were lower due to various items including lower employee incentive pay accruals.

1Q05 v. 1Q04—Ethylene and ethylene derivative sales volumes were comparable to the first quarter 2004. The quarterly average price of these products increased between 7 cents and 17 cents per pound. Polyethylene had the strongest increase while ethylene increases were at the low end of the range. Significantly higher raw material costs were largely offset by increased co-product prices. Acetyls results benefited from increased margins which more than offset lower sales volumes.

Propylene Oxide and Related Products Segment—The principal products of the propylene oxide and related products segment include propylene oxide (PO), PO derivatives (propylene glycol, propylene glycol ethers, butanediol and butanediol derivatives), styrene, MTBE, and toluene diisocyanate (TDI).

Table 3—PO & Related Products Financial Overview (a)

Millions of dollars	1Q 2005	1Q 2004	4Q 2004
Sales and other operating revenues	$1,529	$1,105	$1,433
Operating income (loss)	96	23	(26)
EBITDA (b)	146	86	37

(a)	See Table 6 for additional segment information.
(b)	See Table 9 for a reconciliation of segment EBITDA to net income (loss) of Lyondell.

1Q05 v. 4Q04—PO and PO derivative products continued to benefit from margin expansion leading to profit improvement of approximately $35 million. MTBE margins followed seasonal patterns, increasing by approximately 16 cents per gallon, resulting in a $35 million profit improvement. Styrene results were unchanged while TDI improved moderately compared to the fourth quarter, which included higher costs related to maintenance activity. Segment operating costs were lower due to various items including lower employee incentive pay accruals.

1Q05 v. 1Q04—Versus the year-ago quarter, PO and PO derivative product results improved by approximately $55 million, primarily as a result of increased margins. MTBE results improved by approximately $20 million as a result of higher raw

Lyondell Chemical Company

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material margins. Styrene and TDI results were relatively unchanged versus the prior-year quarter.

Inorganic Chemicals Segment—The principal product of the inorganic chemicals segment is titanium dioxide (TiO2). Lyondell acquired Millennium on November 30, 2004.

Table 4—Inorganic Chemicals Financial Overview (a)

Millions of dollars	1Q 2005	1Q 2004	4Q 2004
Sales and other operating revenues	$318	—	$97
Operating income	21	—	6
EBITDA (b)	45	—	15

(a)	Includes Inorganic Chemicals segment prospectively from December 1, 2004. See Table 6 for additional segment information.
(b)	See Table 9 for a reconciliation of segment EBITDA to net income (loss) of Lyondell.

The following discussion addresses the business conditions independent of ownership.

1Q05 v. 4Q04—Sales volumes of approximately 140,000 metric tons were relatively unchanged, while sales prices increased by approximately $60 per metric ton.

1Q05 v. 1Q04—Sales volumes were approximately 25,000 metric tons lower versus the year-ago quarter during which sales volumes increased in order to reduce inventory levels. Prices were $230 per metric ton higher than the first quarter 2004.

Refining Segment—Lyondell owns a 58.75 percent interest in LCR, a major refiner of heavy crude oil. This investment is accounted for using the equity method.

Table 5—Refining Financial Overview—100% Basis (a)

Millions of dollars	1Q 2005	1Q 2004	4Q 2004
Sales and other operating revenues	$1,536	$1,154	$1,564
Operating income	118	101	165
EBITDA (b)	146	131	193

Lyondell Chemical Company

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(a)	The Refining segment information presented above represents the historical operating results of LCR on a 100% basis. See Table 6 for additional segment information.
(b)	See Table 9 for a reconciliation of segment EBITDA to net income of LCR.

1Q05 v. 4Q04—Total crude processing rates were relatively unchanged as the refinery processed 43,000 barrels per day of spot crude and 219,000 barrels per day under the Venezuelan crude supply contract. The contribution of aromatic products increased by approximately $20 million versus the fourth quarter, which was negatively affected by scheduled maintenance activity. Unfavorable timing factors within the Venezuelan crude supply contract related to petroleum product price volatility reduced profits versus the fourth quarter during which these timing factors favorably impacted results.

1Q05 v. 1Q04—Total crude processing rates were relatively unchanged. Spot crude margins increased by more than $7 per barrel versus the first quarter 2004. As a result of strong market conditions, the contribution of aromatics to earnings increased by approximately $15 million versus the first quarter 2004. Unfavorable timing factors within the Venezuelan crude supply contract reduced profits versus the first quarter 2004 during which these factors were favorable.

CASH DISTRIBUTIONS AND DEBT REDUCTION

During the first quarter 2005, net distributions received by Lyondell from LCR were $71 million. (Distributions from LCR totaled $98 million and contributions to LCR totaled $27 million.) Lyondell paid $200 million toward early debt reduction. Additionally, the company called $300 million of debt, which will be paid on May 2, 2005.

CONFERENCE CALL

Lyondell will host a conference call today, April 28, 2005, at 11:30 a.m. Eastern Time (ET). Participating on the call will be: Dan F. Smith, President and CEO, Morris Gelb, Executive Vice President and COO, T. Kevin DeNicola, Senior Vice President and CFO; and Doug Pike, Vice President of Investor Relations. The dial-in numbers are 888-391-2385 (U.S. – toll free) and 517-645-6239 (international). Pass code for each is Lyondell. The call will be broadcast live on the Investor Relations page of the company’s web site, www.lyondell.com/earnings.

Lyondell Chemical Company

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A replay of the call will be available from 1:30 p.m. ET April 28 to 5 p.m. ET on May 6. The dial-in numbers are 800-945-0145 (U.S.) and 402-220-3525 (international). Pass code for each is 5549. Web replay will be available at 2:30 p.m. ET April 28 on the Investor Relations page of the company’s web site, www.lyondell.com/earnings.

Reconciliations of non-GAAP financial measures to GAAP financial measures, together with any other applicable disclosures, including this earnings release, will be available at 11:30 a.m. ET April 28 at www.lyondell.com/earnings.

ABOUT LYONDELL

Lyondell Chemical Company, headquartered in Houston, Texas, is North America’s third-largest independent, publicly traded chemical company. Lyondell is a major global manufacturer of basic chemicals and derivatives including ethylene, propylene, titanium dioxide, styrene, polyethylene, propylene oxide and acetyls. It also is a significant producer of gasoline blending components. The company has a 58.75 percent interest in LYONDELL-CITGO Refining LP, a refiner of heavy, high-sulfur crude oil. As a result of Lyondell’s November 30, 2004 acquisition of Millennium Chemicals Inc., Millennium and Equistar Chemicals, LP are wholly owned subsidiaries of Lyondell. Lyondell is a global company operating on five continents and employs approximately 10,000 people worldwide.

FORWARD-LOOKING STATEMENTS

The statements in this release and the related teleconference relating to matters that are not historical facts are forward-looking statements. Forward-looking statements are subject to risks and uncertainties. Actual results could differ materially based on factors including, but not limited to, availability, cost and price volatility of raw materials and utilities; uncertainties associated with the U.S. and worldwide economies; current and potential governmental regulatory actions; terrorist acts; international political unrest; operating interruptions; legal, tax and environmental proceedings; cyclical nature of the chemical and refining industries; competitive products and pricing; industry production capacities and operating rates; supply/demand balances; risks of doing business outside of the U.S.; access to capital markets; technological developments; and other risk factors. All of such forward-looking statements are based upon the current beliefs and expectations of management, and are subject to significant risks and uncertainties. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Lyondell, Equistar and Millennium Annual Reports on Form 10-K for the year ended December 31, 2004, and the Lyondell, Equistar and Millennium Quarterly Reports on Form 10-Q for the quarter ended March 31, 2005, which will be filed with the SEC in May 2005.

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SOURCE: Lyondell Chemical Company; Equistar Chemicals, LP; Millennium Chemicals Inc.

Lyondell Chemical Company

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Table 6—Selected Unaudited Segment Financial Information (a)

	For the three months ended
	March 31,		December 31, 2004
(Millions of dollars)	2005	2004
Sales and other operating revenues (b)
Ethylene, Co-Products & Derivatives	$2,974	$1,962	$2,816
PO & Related Products	1,529	1,105	1,433
Inorganic Chemicals	318	—	97
Refining	1,536	1,154	1,564
Operating income (loss)
Ethylene, Co-Products & Derivatives	$395	$61	$213
PO & Related Products	96	23	(26)
Inorganic Chemicals	21	—	6
Refining	118	101	165
Depreciation and amortization
Ethylene, Co-Products & Derivatives	$95	$76	$79
PO & Related Products	58	63	63
Inorganic Chemicals	24	—	8
Refining	28	30	28
EBITDA (c)
Ethylene, Co-Products & Derivatives	$486	$136	$290
PO & Related Products	146	86	37
Inorganic Chemicals	45	—	15
Refining	146	131	193
Capital expenditures
Ethylene, Co-Products & Derivatives	$37	$19	$32
PO & Related Products	14	11	19
Inorganic Chemicals	5	—	4
Refining	34	15	29

(a)	The EC&D data for periods prior to January 1, 2005 represents Equistar results on a 100% basis. Prior to December 1, 2004, Equistar was accounted for as an equity investment. See Table 13 for additional Equistar financial information. See Table 8 for a reconciliation of segment information for the three months ended March 31, 2005 and a reconciliation of PO and Related Products segment data for the three months ended December 31, 2004 to consolidated Lyondell financial information. See Table 10 for PO and Related Products data for the quarter ended March 31, 2004. The Refining information presented above represents the historical operating results of LCR on a 100% basis. See Table 19 for additional LCR financial information.
(b)	Sales include sales to affiliates and intersegment sales.
(c)	See Table 9 for reconciliation of segment EBITDA to net income (loss).

Table 7—Selected Segment Sales Volumes (a) (b)

	For the three months ended
	March 31,		December 31, 2004
	2005	2004
Ethylene, Co-Products and Derivatives (in millions)
Ethylene and derivatives (pounds)	2,908	2,720	2,881
Polyethylene included above (pounds)	1,337	1,337	1,460
Co-products, nonaromatic (pounds)	2,034	1,915	2,029
Aromatics (gallons)	102	93	105
PO and Related Products (in millions)
PO and derivatives (pounds)	884	885	885
Co-products:
Styrene monomer (pounds)	982	931	997
MTBE and other TBA derivatives (gallons)	283	272	289
Inorganic Chemicals (thousands of metric tons)
TiO2	142	—	45
Refined products (thousand barrels per day)
Gasoline	117	115	119
Diesel and heating oil	88	90	92
Jet fuel	20	16	17
Aromatics	8	8	7
Other refined products	87	92	105

Total refined products volumes	320	321	340

Refinery Runs
Crude processing rates (thousand barrels per day)
Crude Supply Agreement	219	238	235
Other crude oil	43	25	26

Total crude oil	262	263	261

(a)	The EC&D data for periods prior to January 1, 2005 represents Equistar results on a 100% basis. Prior to December 1, 2004, Equistar was accounted for as an equity investment. The Refining information presented above represents the historical operating results of LCR on a 100% basis.
(b)	Sales volumes include sales to affiliates and intersegment sales.

Table 8—Reconciliation of Segment Information to Consolidated Financial Information

(Millions of dollars)	Sales and other operating revenues	Operating income (loss)	Depreciation and amortization	Capital expenditures
For the three months ended March 31, 2005:
Segment Data
Ethylene, Co-Products & Derivatives	$2,974	$395	$95	$37
PO & Related Products	1,529	96	58	14
Inorganic Chemicals	318	21	24	5
Other (a)	(375)	(2)	1	2

Lyondell (consolidated)	$4,446	$510	$178	$58

For the three months ended December 31, 2004:
Segment Data
PO & Related Products	$1,433	$(26)	$63	$19
Add:
December 2004 Equistar operations	945	88	26	16
December 2004 Millennium operations	148	(49)	9	5
Other (a)	(131)	—	5	—

Lyondell (consolidated)	$2,395	$13	$103	$40

(a)	Includes elimination of intersegment transactions, non-reportable segments and items not allocated to segments.

Table 9—Reconciliation of Segment EBITDA to Net Income (Loss)

	For the three months ended
	March 31,		December 31, 2004
(Millions of dollars)	2005	2004
LYONDELL
Segment EBITDA:
Ethylene, Co-Products & Derivatives (a)	$486	—	$145
PO & Related Products	146	86	37
Inorganic Chemicals (b)	45	—	15
Other	1	—	(3)
Add:
Income from equity investment in Equistar	—	6	48
Income from equity investment in LCR	67	56	95
Deduct:
Depreciation and amortization	(178)	(63)	(103)
Interest expense, net	(158)	(109)	(124)
Provision for income taxes	(143)	9	(3)
In-process research and development	—	—	(64)
Debt prepayment premiums and charges	(12)	—	(12)
Intercompany profit elimination	—	—	(15)

Lyondell net income (loss)	$254	$(15)	$16

Equistar EBITDA (c)		$136	$290
Deduct:
Depreciation and amortization		(76)	(79)
Interest expense, net		(55)	(55)

Equistar net income		$5	$156

Refining EBITDA (d)	$146	$131	$193
Deduct:
Depreciation and amortization	(28)	(30)	(28)
Interest expense, net	(8)	(10)	(6)

LCR net income	$110	$91	$159

(a)	The EC&D segment information reflects the consolidation of Millennium and Equistar prospectively from December 1, 2004. For periods prior to December 1, 2004, Equistar was accounted for as an equity investment. See Tables 13 and 16 for additional Equistar and Millennium financial information, respectively.
(b)	The Inorganic Chemicals segment information reflects the consolidation of Millennium prospectively from December 1, 2004.
(c)	The Equistar information presented above represents the historical operating results of Equistar on a 100% basis. See Table 13 for additional Equistar financial information.
(d)	The Refining information presented above represents the historical operating results of LCR on a 100% basis. See Table 19 for additional LCR financial information.

Table 10—Lyondell Unaudited Income Statement Information (a)

	For the three months ended
	March 31,		December 31, 2004
(Millions of dollars, except per share data)	2005	2004
Sales and other operating revenues	$4,446	$1,105	$2,395
Cost of sales	3,784	1,029	2,167
Selling, general and administrative expenses	129	45	134
Research and development expenses	23	8	17
Purchased in-process research and development	—	—	64

Operating income	510	23	13
Income from equity investment in Equistar	—	6	48
Income from equity investment in LCR	67	56	95
Income from other equity investments	1	1	4
Interest expense, net	(158)	(109)	(124)
Other expense, net	(23)	(1)	(17)

Income (loss) before income taxes	397	(24)	19
Provision for (benefit from) income taxes	143	(9)	3

Net income (loss)	$254	$(15)	$16

Basic earnings (loss) per share:	$1.04	$(0.08)	$0.08

Diluted earnings (loss) per share:	$0.98	$(0.08)	$0.08

Weighted average shares (in millions):
Basic	244.5	176.5	200.5

Diluted	259.8	176.5	207.7

(a)	Results of operations include the operations of Equistar and Millennium prospectively from December 1, 2004. Prior to December 1, 2004, Equistar was accounted for as an equity investment.

Table 11—Lyondell Unaudited Cash Flow Information (a)

	For the three months ended March 31,
(Millions of dollars)	2005	2004
Net income (loss)	$254	$(15)
Adjustments:
Depreciation and amortization	178	63
Income from equity investments	(68)	(6)
Distributions of earnings from affiliates	67	—
Deferred income taxes	115	(10)
Debt prepayment charges and premiums	12	—
Changes in assets and liabilities:
Accounts receivable	(342)	(26)
Inventories	(136)	11
Accounts payable	133	(6)
Other assets and liabilities, net	(49)	57

Cash provided by operating activities	164	68

Expenditures for property, plant and equipment	(58)	(11)
Distributions from affiliates in excess of earnings	35	18
Contributions and advances to affiliates	(30)	(13)
Other	3	—

Cash used in investing activities	(50)	(6)

Repayment of long-term debt	(211)	—
Dividends paid	(55)	(31)
Exercise of stock options	34	4
Other	(2)	(1)

Cash used in financing activities	(234)	(28)

Effect of exchange rate changes on cash	5	(1)

Increase (decrease) in cash and cash equivalents	$(115)	$33

(a)	Equistar and Millennium became wholly owned subsidiaries as of December 1, 2004. Prior to December 1, 2004, Lyondell's investment in Equistar was accounted for on an equity basis.

Table 12—Lyondell Unaudited Balance Sheet Information

(Millions of dollars)	March 31, 2005	December 31, 2004
Cash and cash equivalents	$689	$804
Accounts receivable, net	1,898	1,569
Inventories	1,746	1,619
Prepaid expenses and other current assets	146	189
Deferred tax assets	238	276

Total current assets	4,717	4,457
Property, plant and equipment, net	7,055	7,215
Investments and long-term receivables:
Investment in PO joint ventures	814	838
Investment in and receivable from LCR	188	192
Other investments and long-term receivables	161	160
Goodwill, net	2,175	2,175
Other assets, net	909	891

Total assets	$16,019	$15,928

Accounts payable	$1,314	$1,197
Current maturities of long-term debt	556	308
Accrued liabilities	760	790

Total current liabilities	2,630	2,295
Long-term debt	7,087	7,555
Other liabilities	1,749	1,747
Deferred income taxes	1,587	1,477
Minority interest	172	181
Stockholders' equity (246,877,485 and 244,541,913 shares outstanding at March 31, 2005 and December 31, 2004, respectively)	2,794	2,673

Total liabilities and stockholders' equity	$16,019	$15,928

Tables 13 through 21 represent additional financial information on a 100% basis for Equistar, Millennium and LCR.

Table 13—Equistar Unaudited Income Statement Information (a)

	For the three months ended
	March 31,		December 31, 2004
(Millions of dollars)	2005	2004
Sales and other operating revenues (b)	$2,861	$1,962	$2,816
Cost of sales	2,417	1,857	2,524
Selling, general and administrative expenses	47	41	68
Research and development expenses	8	7	11
Gain on asset dispositions	—	(4)	—

Operating income	389	61	213
Interest expense, net	(54)	(55)	(55)
Other expense, net	(3)	(1)	(2)

Net income (c)	$332	$5	$156

(a)	Represents information for Equistar on a stand-alone basis and does not reflect purchase accounting adjustments.
(b)	Sales and other operating revenues include sales to affiliates.
(c)	As a partnership, Equistar is not subject to federal income taxes.

Table 14—Equistar Unaudited Balance Sheet Information (a)

(Millions of dollars)	March 31, 2005	December 31, 2004
Cash and cash equivalents	$140	$39
Accounts receivable, net (b)	1,107	826
Inventories	653	582
Prepaid expenses and other current assets	38	43

Total current assets	1,938	1,490
Property, plant and equipment, net	3,137	3,167
Investments	59	60
Other assets, net	351	357

Total assets	$5,485	$5,074

Accounts payable	$689	$532
Current maturities of long-term debt	150	1
Accrued liabilities	204	273

Total current liabilities	1,043	806
Long-term debt	2,162	2,312
Other liabilities and deferred revenues	390	395
Partners' capital	1,890	1,561

Total liabilities and partners' capital	$5,485	$5,074

(a)	Represents information for Equistar on a stand-alone basis and does not reflect purchase accounting adjustments.
(b)	See Table 23 for accounts receivable sold.

Table 15—Equistar Unaudited Cash Flow Information (a)

	For the three months ended March 31,
(Millions of dollars)	2005	2004
Net income	$332	$5
Adjustments:
Depreciation and amortization	79	76
Deferred maintenance turnaround expenditures	(2)	(17)
Gain on asset dispositions	—	(4)
Changes in assets and liabilities:
Accounts receivable (b) (c)	(268)	—
Inventories	(71)	(65)
Accounts payable	149	(12)
Accrued interest	(17)	(17)
Other assets and liabilities, net	(68)	(39)

Cash provided by (used in) operating activities	134	(73)

Expenditures for property, plant and equipment	(35)	(19)
Proceeds from sales of assets	3	4

Cash used in investing activities	(32)	(15)

Repayment of long-term debt	(1)	—

Cash used in financing activities	(1)	—

Increase (decrease) in cash and cash equivalents	$101	$(88)

(a)	Represents information for Equistar on a stand-alone basis and does not reflect purchase accounting adjustments.
(b)	See Table 23 for accounts receivable sold.
(c)	In consideration of discounts offered to certain customers for early payment for product, some receivable amounts were collected in March 2005 and 2004 that otherwise would have been expected to be collected in april of the respective years. This included $71 million and $39 million from Occidental Chemical Holding Corporation in March 2005 and 2004, respectively.

Table 16—Millennium Unaudited Income Statement Information (a)

For the three months ended
(Millions of dollars)	March 31, 2005
Sales and other operating revenues (b)	$453
Cost of sales	365
Selling, general and administrative expenses	43
Research and development expenses	6
Asset impairments	2

Operating income	37
Interest expense, net	(24)
Other expense, net	(2)

Income before equity investment, minority interest and income taxes	11
Income from equity investment in Equistar	98

Income before income taxes and minority interest	109
Provision for income taxes	37

Income before minority interest	72
Minority interest	(8)

Net income	$64

(a)	Represents information for Millennium on a stand-alone basis and does not reflect purchase accounting adjustments.
(b)	Sales and other operating revenues include sales to affiliates.

Table 17—Millennium Unaudited Balance Sheet Information (a)

(Millions of dollars)	March 31, 2005	December 31, 2004
Cash and cash equivalents	$309	$344
Accounts receivable, net	341	318
Inventories	473	414
Prepaid expenses and other current assets	115	79

Total current assets	1,238	1,155
Property, plant and equipment, net	685	707
Investments	554	457
Goodwill	104	104
Other assets, net	96	74

Total assets	$2,677	$2,497

Accounts payable	$309	$287
Current maturities of long-term debt	6	7
Accrued liabilities	180	160

Total current liabilities	495	454
Long-term debt	1,392	1,398
Other liabilities	529	503
Deferred income taxes	217	164
Minority interest	41	33
Stockholders’ equity (100,000,000 shares authorized; 66,135,816 shares issued)	3	(55)

Total liabilities and stockholders’ equity	$2,677	$2,497

(a)	Represents information for Millennium on a stand-alone basis and does not reflect purchase accounting adjustments.

Table 18—Millennium Unaudited Cash Flow Information (a)

For the three months ended
(Millions of dollars)	March 31, 2005
Net income	$64
Adjustments:
Asset impairment charges	2
Depreciation and amortization	26
Deferred income taxes	9
Earnings on Equistar investment	(98)
Changes in assets and liabilities:
Accounts receivable	(24)
Inventories	(64)
Accounts payable	27
Accrued liabilities and income taxes, net	36
Other assets and liabilities, net	(8)

Cash used in operating activities	(30)

Expenditures for property, plant and equipment	(9)

Cash used in investing activities	(9)

Contribution from Lyondell	6

Cash provided by financing activities	6

Effect of exchange rate changes on cash	(2)

Decrease in cash and cash equivalents	$(35)

(a)	Represents information for Millennium on a stand-alone basis and does not reflect purchase accounting adjustments.

Table 19—LCR Unaudited Income Statement Information

	For the three months ended
	March 31,		December 31, 2004
(Millions of dollars)	2005	2004
Sales and other operating revenues (a)	$1,536	$1,154	$1,564
Cost of sales	1,406	1,037	1,385
Selling, general and administrative expenses	12	16	14

Operating income	118	101	165
Interest expense, net	(8)	(10)	(6)

Net income (b)	$110	$91	$159

EBITDA (c)	$146	$131	$193

(a)	Sales and other operating revenues include sales to affiliates.
(b)	As a partnership, LCR is not subject to federal income taxes.
(c)	See Table 9 for reconciliation of LCR's net income to EBITDA.

Table 20—LCR Unaudited Balance Sheet Information

(Millions of dollars)	March 31, 2005	December 31, 2004
Total current assets	$515	$359
Property, plant and equipment, net	1,243	1,227
Other assets, net	62	61

Total assets	$1,820	$1,647

Current maturities of long-term debt	$5	$5
Other current liabilities	840	583
Long-term debt	442	443
Loans payable to partners	264	264
Other liabilities	113	112
Partners' capital	156	240

Total liabilities and partners' capital	$1,820	$1,647

Table 21—LCR Unaudited Cash Flow Information

	For the three months ended March 31,
(Millions of dollars)	2005	2004
Cash flow from operations	$240	$100
Capital expenditures	34	15
Depreciation and amortization	28	30

Table 22—Reconciliation of Lyondell's Days of Working Capital

(Millions of dollars)	March 31, 2005	December 31, 2004
Working Capital: (a), (b)
Accounts receivable	$1,898	$1,569
Inventories	1,746	1,619
Accounts payable	(1,314)	(1,197)

Total	2,330	1,991
Add: Accounts receivable sold (c)	75	275

Adjusted working capital	$2,405	$2,266

Days of Working Capital:
Sales and other operating revenues for the relevant period (d)	$4,446	$1,431
Number of days in relevant period (d)	90	31
Sales per day	$49.4	$46.2
Days of working capital (e)	49	49

(a)	Defined as the major controllable components of working capital—receivables, inventories and payables.
(b)	Reflects Lyondell and its consolidated subsidiaries including Equistar and Millennium at March 31, 2005 and December 31, 2004. Prior to December 1, 2004, Lyondell's 70.5% investment in Equistar was accounted for on an equity basis.
(c)	Receivables sold are added back for consistency as such amounts are included in sales and in the sales per day calculation. Management believes that this provides useful information to investors because it reflects Lyondell's and Equistar's responsibility for administration and collection of said amounts.
(d)	At December 31, 2004 the relevant period is the month of December 2004.
(e)	Days of working capital are calculated as adjusted working capital divided by sales per day.

Table 23—Reconciliation of Equistar's Days of Working Capital

(Millions of dollars)	March 31, 2005	December 31, 2004
Working Capital: (a)
Accounts receivable (b)	$1,107	$826
Inventories	653	582
Accounts payable	(689)	(532)

Total	1,071	876
Add: Accounts receivable sold (c)	—	200

Adjusted working capital	$1,071	$1,076

Days of Working Capital:
Sales and other operating revenues for the three months ended	$2,861	$2,816
Number of days in quarter	90	92
Sales per day	$31.8	$30.6
Days of working capital (b) (d)	34	35

(a)	Defined as the major controllable components of working capital—receivables, inventories and payables.
(b)	In consideration of discounts offered to certain customers for early payment for product delivered in March 2005, some receivable amounts were collected in March 2005 that otherwise would have been expected to be collected in April 2005, including $71 million from OCHC. Similarly, in December 2004, $66 million was received from OCHC. Had such amounts been collected in April and January 2005, respectively, days of working capital would have been 36 days and 37 days at the end of March 31, 2005 and December 31, 2004 respectively.
(c)	Receivables sold are added back for consistency as such amounts are included in sales and in the sales per day calculation. Management believes that this provides useful information to investors because it reflects Lyondell's and Equistar's responsibility for administration and collection of said amounts.
(d)	Days of working capital are calculated as adjusted working capital divided by sales per day.

Table 24—Reconciliation of Millennium's Days of Working Capital

(Millions of dollars)	March 31, 2005	December 31, 2004
Working Capital: (a)
Accounts receivable	$341	$318
Inventories	473	414
Accounts payable	(309)	(287)

Total working capital	$505	$445

Days of Working Capital:
Sales and other operating revenues for the relevant period (b)	$453	$148
Number of days in relevant period (b)	90	31
Sales per day	$5.0	$4.8
Days of working capital (c)	100	93

(a)	Defined as the major controllable components of working capital—receivables, inventories and payables.
(b)	At December 31, 2004 the relevant period is the month of December 2004.
(c)	Days of working capital are calculated as total working capital divided by sales per day.